                                             Exhibit 99-1

FOR IMMEDIATE RELEASE               Contact: David E. Bosher
                                             Senior Vice President and CFO
                                             (804) 287-5685



       CADMUS COMMUNICATIONS THIRD QUARTER RESULTS MEET REVISED FORECAST


RICHMOND, VA (May 1, 2001) -- Cadmus Communications Corporation (Nasdaq/NM:
CDMS) today announced earnings for its fiscal third quarter of $.06 per share, before restructuring and other charges. The earnings were in line with revised
forecasts announced in early April.   Financial highlights for the three months
ended March 31, 2001, were as follows:

   . STM journal services registered a 3% sales gain, led by an 8% growth in pages and a corresponding 5% increase in content management revenues;
   .  Professional books and directories sales rose 19%;
   . Continued softness in the U. S. economy and lower advertising spending led to declines in special interest magazines and specialty packaging sales of 2% and 11%, respectively;
   . Operating income before restructuring and other charges totaled $7.0 million, which included operating losses from closed and consolidated operations and additional costs incurred in connection with certain strategic and operational initiatives;
   . Cash earnings before restructuring and other charges totaled $1.8 million, or $.20 per share;
   . Total cash flow of $9.7 million led to a $7.6 million reduction in total debt; and
   . Restructuring and other charges of $15.5 million, pre-tax, were recorded to consolidate facilities, rationalize capacity and reduce costs.

Commenting on the announcement, Bruce V. Thomas, president and chief executive officer, noted, "The results for the third quarter were in line with our announcement last month about the broad trends in our business. The restructuring and other charges we recorded this quarter, most of which were non-cash, relate to actions taken to consolidate capacity and eliminate unprofitable operations in our specialty packaging and commercial printing businesses, which have been impacted significantly by the general slowdown in the economy.

Thomas added, "We are pleased with the continued revenue growth from our core STM journal services and books and directories businesses. Journal services sales rose 3%, reflecting higher content management revenues driven by ongoing growth in pages. Professional books and directories sales were up 19%, driven by continued solid demand and market share gains. Our focus this year has been to position these important businesses for sustained growth. We are implementing new content management software platforms, consolidating article reprint operations, consolidating STM journal fulfillment operations, and completely digitizing our pre-press operations. These initiatives, which will be completed in our fiscal fourth quarter, resulted in approximately $1.4 million of incremental costs during the third quarter and will also affect our fiscal fourth quarter to a somewhat lesser extent. We are now well positioned to grow our market-leading position in the professional and STM publications industry."

Commenting on these growth opportunities, Thomas said, "We have the opportunity to capitalize on the increasing stand-alone value of content management in the STM and professional publishing market. Accelerating page growth is shifting the economics of our business toward content management services where we provide significant value in expediting the STM publishing process and assisting in the multi-channel delivery of STM information. Since most of our value-added sales to the STM market come from either content management or first-copy revenues, the aggressive growth of pages and content management-related services is integral to our business model. We have added sales, marketing and technological resources to this higher-margin component of our business, which we intend to grow by increasing our volume with existing accounts and broadening our customer base."

David E. Bosher, senior vice president and chief financial officer, added, "We recognized restructuring and other charges in the third quarter of $15.5 million, or $1.13 per share after taxes. Although these charges led to a net loss for the third quarter and the first nine months of $1.07 per share and $0.61 per share, respectively, we continued to generate substantial positive cash flow. Total cash flow in the third quarter was $9.7 million, allowing us to reduce total debt by $7.6 million to $227.7 million. Through the first nine months of fiscal 2001, total cash flow has totaled $14.7 million and we have reduced total debt, before securitization, by $18.3 million. We remain on track to achieve a reduction in total debt of at least $20 million for the full year."

Bosher added, "The actions we have taken to eliminate the operating losses from the closed and consolidated operations should be completed by the end of our fourth fiscal quarter. Lower costs associated with the completion of our various strategic and operational initiatives, and reduced interest costs due to debt reduction and lower interest rates will be additional positive factors as we move into fiscal 2002."

Fiscal Third Quarter Operating Results - Detailed Review
--------------------------------------------------------

Net sales for the third quarter totaled $121.9 million, compared with $121.7 million last year. Publication Services segment (STM journal services, special interest magazines, and book and directory businesses) sales rose 2% from a year ago, led by 3% growth in STM journal sales and a 19% increase in professional books and directories sales. Partially offsetting these gains was a 2% decline in special interest magazine sales that resulted from lower advertising spending and soft commercial printing markets. Other segment sales declined 9% in the quarter due primarily to lower specialty packaging sales that were attributable to industry-wide softness.

Operating income before restructuring and other charges totaled $7.0 million in the third quarter compared to $11.3 million last year. Third quarter operating income included operating losses of $1.1 million from the Company's Atlanta-based packaging logistics and Graphic Solutions operations. Both of these operations are being closed or consolidated with other businesses. Consolidation costs and other expenses related to certain strategic and operational initiatives also reduced third quarter operating income by approximately $1.4 million. After restructuring and other charges, the Company recorded an operating loss in the third quarter of $8.5 million.

EBITDA in the third quarter totaled $13.7 million, adjusted for restructuring and other charges. Total debt, before securitization, was $227.7 million at March 31, 2001, compared to $235.4 million at December 31, 2000.

The Company's tax rate on earnings before restructuring and other charges for the third quarter was 67.7%, up from 41.5% for the first six months of fiscal 2001. This increase, which reduced earnings per share by $.05 in the third quarter, was due to the cumulative adjustment of the effective tax rate for the first nine months to the revised estimated tax rate of 45.2% for fiscal 2001.

Income, before restructuring and other charges, for the third quarter totaled $0.5 million, or $0.06 per share, compared with $3.2 million, or $0.36 per share, last year. After the restructuring and other charges, the Company recorded a net loss in the third quarter of $9.5 million, or $1.07 per share, versus net income of $1.8 million, or $0.21 per share a year ago. Restructuring and other charges recorded in the third quarter of fiscal 2001 principally included the consolidation of the Atlanta-based packaging logistics operations, the consolidation of two commercial and magazine printing operations and other actions to reduce operating costs. Restructuring and other charges recorded in the third quarter a year ago principally included the consolidation of the Company's back issue fulfillment operations and elimination of overhead related to the integration of Mack Printing with the Company's publications services operations.

Cadmus Communications Corporation provides end-to-end, integrated graphic communications services to professional publishers, not-for-profit societies and corporations. Cadmus is the largest provider of content management and production services to scientific, technical and medical journal publishers in the world, the fourth largest publications printer in North America, and a leading national provider of specialty packaging products and services. Additional information about Cadmus is available at www.cadmus.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Information in this release relating to Cadmus' (the "Company") future prospects and performance are "forward-looking statements" and, as such, are subject to risks and uncertainties that could cause actual results to differ materially. Potential risks and uncertainties include but are not limited to:
(1) the overall economic environment in North America, (2) the ability of the Company to develop and market new capabilities and services to take advantage of changes in the STM journals publishing process and the Company's content management business, (3) continuing competitive pricing in the markets in which the Company competes, (4) the gain or loss of significant customers or the decrease in demand from existing customers, (5) the ability of the Company to continue to obtain improved efficiencies and lower overall production costs, (6) changes in the Company's product sales mix, (7) the impact of industry consolidation among key customers, (8) the ability to successfully complete certain consolidation initiatives and effect other restructuring actions, and
(9) the ability of the Company to operate profitably and effectively with high levels of indebtedness. The information included in this release is representative only on the date hereof, and the Company undertakes no obligation to update any forward-looking statements made.

               CADMUS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (In thousands, except per share data)
                                  (Unaudited)



                                                          Three Months Ended                         Nine Months Ended
                                                               March 31,                                 March 31,
                                                   ------------------------------            ------------------------------
                                                       2001              2000                    2001              2000
                                                   ------------      ------------            ------------      ------------


Net sales                                          $    121,911      $    121,706            $    363,657      $    377,859
                                                   ------------      ------------            ------------      ------------

Operating expenses:
 Cost of sales                                           99,031            93,998                 291,489           295,635
 Selling and administrative expenses                     15,849            16,407                  44,061            51,409
 Restructuring and other charges                         15,490             1,583                  17,896            34,144
                                                   ------------      ------------            ------------      ------------
                                                        130,370           111,988                 353,446           381,188
                                                   ------------      ------------            ------------      ------------

Operating income (loss)                                  (8,459)            9,718                  10,211            (3,329)
                                                   ------------      ------------            ------------      ------------

Interest and other expenses:
 Interest                                                 4,833             5,661                  14,974            17,658
 Securitization costs                                       663               465                   2,233               876
 Other, net                                                 (21)             (186)                    (90)             (434)
                                                   ------------      ------------            ------------      ------------
                                                          5,475             5,940                  17,117            18,100
                                                   ------------      ------------            ------------      ------------

Income (loss) before income taxes                       (13,934)            3,778                  (6,906)          (21,429)

Income tax expense (benefit)                             (4,390)            1,929                  (1,473)           (3,376)
                                                   ------------      ------------            ------------      ------------

Net income (loss)                                  $     (9,544)     $      1,849            $     (5,433)     $    (18,053)
                                                   ============      ============            ============      ============

Earnings per share, assuming dilution:
 Net income (loss) per share                       $      (1.07)     $        .21            $       (.61)     $      (2.00)
                                                   ============      ============            ============      ============
 Weighted-average common shares
   outstanding                                            8,938             8,997                   8,938             9,008
                                                   ============      ============            ============      ============


Cash dividends per common share                    $        .05      $        .05            $        .15      $        .15
                                                   ============      ============            ============      ============

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                              SELECTED HIGHLIGHTS
               (In thousands, except per share data and percents)
                                  (Unaudited)

                                                             Three Months Ended                       Nine Months Ended
                                                                  March 31,                                March 31,
                                                      ---------------------------------         -------------------------------
                                                           2001                 2000                2001                 2000
                                                      ------------          -----------         -----------          -----------
Operating data, before restructuring and other
 charges (1)

Operating income                                      $      7,031          $    11,301         $    28,107          $    30,815
Income                                                         504                3,246               6,023                7,438
EBITDA (2)                                                  13,675               18,122              47,980               50,784
Depreciation & amortization expense                          6,623                6,635              19,783               19,535
Percent to net sales:
     Gross profit                                             18.8%                22.8%               19.8%                21.8%
     Selling, general and administrative expenses             13.0%                13.5%               12.1%                13.6%
     Operating income                                          5.8%                 9.3%                7.7%                 8.2%
     EBITDA                                                   11.2%                14.9%               13.2%                13.4%
Earnings per share, assuming dilution                 $        .06          $       .36         $       .67        $         .83
Earnings per share, before amortization expense
     and restructuring and other charges              $        .20          $       .50         $      1.10        $        1.27

  (1) Before restructuring and other charges of $15.5 million ($10.0 million net of taxes) and $1.6 million ($1.4 million net of tax) for the three months ended March 31, 2001 and 2000, respectively, and $17.9 million ($11.5 million net of taxes) and $34.1 million ($25.5 million net of tax) for the nine months ended March 31, 2001 and 2000, respectively.

   (2) Earnings before interest, taxes, depreciation, amortization and securitization costs

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)

                                                                           March 31,
                                                                              2001                    June 30,
                                                                          (unaudited)                  2000
                                                                     -------------------         ----------------

Assets:
    Cash and cash equivalents                                     $                2,843     $              6,411
 Accounts receivable, net                                                         39,930                   31,992
 Inventories                                                                      25,582                   25,297
 Other current assets                                                             10,465                   12,808
 Property plant and equipment, net                                               141,579                  150,979
 Other assets, net                                                               187,902                  195,697
                                                                     -------------------         ----------------

Total assets                                                      $              408,301     $            423,184
                                                                     ===================         ================

Liabilities and shareholders' equity:
 Current liabilities, excluding current debt                                      76,196                   65,661
 Total debt (net of securitization)                                              186,296                  201,705
 Other long-term liabilities                                                      34,642                   37,876
  Shareholders' equity                                                           111,167                  117,942
                                                                     -------------------         ----------------
Total liabilities and shareholders' equity                        $              408,301     $            423,184
                                                                     ===================         ================